Exhibit 3.79

Control No. **0143464**

STATE OF GEORGIA

Secretary of State

Certified Copy

I, Brian P. Kemp, Secretary of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents filed under the name of

FIS OUTPUT SOLUTIONS, LLC

Domestic Limited Liability Company

Said entity was formed in the jurisdiction set forth above and has filed in the Office of Secretary of State on the 27th day of September, 2001 its certificate of limited partnership, articles of incorporation, articles of association, articles of organization or application for certificate of authority to transact business in Georgia. This Certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on 18th day of June, 2010

Brian P. Kemp
Secretary of State

Certification Number: 5992334-1 Reference:
Verify this certificate online at http://corp.sos.state.ga.us/corp/soskb/verify.asp

Control No. 0143464

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

MERGER

I, Karen C Handel, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of 11/18/2008. Attached is a true and correct copy of the said filing.

Surviving Entity:

FIS OUTPUT SOLUTIONS, LLC, a Georgia Limited Liability Company

Nonsurviving Entity/Entities:

INTERCEPT TX I, LLC, a Georgia Limited Liability Company

WITNESS my hand and official seal in the City of Atlanta

and the State of Georgia on November 18, 2008

/s/ Karen C Handel Karen C Handel Secretary of State

Control No: 0143464 Date Filed: 11/18/2008 03:01 PM Karen C Handel Secretary of State

ARTICLES OF MERGER

of

INTERCEPT TX I, LLC

A Georgia limited liability company

(merging limited liability company)

with and into

FIS OUTPUT SOLUTIONS, LLC

A Georgia limited liability company

(surviving limited liability company)

These Articles of Merger are filed pursuant to the authority contained in Section 14-11-904 of the Georgia Limited Liability Company Act (“Georgia Act”), by and between InterCept TX I, LLC, a Georgia limited liability company (the “Subsidiary”), and FIS Output Solutions, LLC, a Georgia limited liability company (the “Parent”), pursuant to which Subsidiary will merge into Parent (the “Merger”).

For purposes of these Articles of Merger, the following shall have the meanings shown:

a. “Subsidiary” means InterCept TX I, LLC, a limited liability company duly organized and existing under the laws of the State of Georgia, having been formed on September 27, 2001, by Articles of Organization filed with the Georgia Secretary of State on that date, as amended from time to time. Subsidiary is a wholly owned limited liability company of Parent.

b. “Parent” means FIS Output Solutions, LLC, a limited liability company duly organized and existing under the laws of the State of Georgia, having been incorporated on November 12, 2004, by Articles of Organization filed with the Georgia Secretary of State on that date, as amended from time to time. Parent owns one hundred percent (100%) of the outstanding membership interest in Subsidiary.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties herein contained and for the purpose of prescribing the terms and conditions of the Merger, the mode of carrying the Merger into effect, the manner and basis of canceling the membership interest in Subsidiary, and such other provisions as are deemed necessary or desirable with respect to the Merger, in accordance with the applicable statutes of the State of Georgia, it is agreed as follows:

State of Georgia
Merger 4 Page(s)
T0832409029

1

ARTICLE 1

PLAN OF MERGER

1.1 Effective Date and Time. The Merger shall become effective as of the date these Articles of Merger are filed (“Effective Time”).

1.2 Surviving Company. At the Effective Time, Subsidiary shall be merged with and into Parent. Parent shall be the surviving company (the “Surviving Company”) resulting from the Merger and shall continue to be governed by the laws of the State of Georgia. The name of the Surviving Company shall be FIS Output Solutions, LLC.

1.3 Articles of Organization. At the Effective Time, the Articles of Organization of Parent in effect immediately prior to the Effective Time shall be the Articles of Organization of the Surviving Company until thereafter amended as provided by law.

1.4 Operating Agreements. At the Effective Time, the operating agreements of Parent in effect immediately prior to the Effective Time shall be the operating agreements of the Surviving Company until thereafter amended as provided by law.

1.5 Directors. At the Effective Time, the directors of Parent in effect immediately prior to the Effective Time shall be the directors of the Surviving Company.

1.6 Officers. At the Effective Time, the officers of Parent in effect immediately prior to the Effective Time shall be the officers of the Surviving Company.

ARTICLE 2

SURVIVING COMPANY TO SUCCEED TO

PROPERTIES AND OBLIGATIONS OF PARENT AND SUBSIDIARY

2.1 From and after the Effective Time, the Surviving Company, without other transfer or assumption, shall succeed to and possess all the estate, property rights (whether tangible or intangible), privileges, powers, and franchises of a public as well as a private nature, and shall assume and be subject to all of the liabilities, obligations, debts, restitutions, disabilities, and duties of each of Parent and Subsidiary, all without further act or deed.

2.2 If at any time the Surviving Company shall consider, upon the advice of its legal counsel, that any further assignments, conveyances or assumptions of liability are necessary or desirable to carry out the provisions hereof, the proper officers and directors of Parent and Subsidiary as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assumptions of liability and do all things necessary or proper to carry out the provisions hereof.

2

ARTICLE 3

CANCELLATION OF MEMBERSHIP INTEREST IN MERGER

3.1 At the Effective Time, each membership interest in Subsidiary outstanding immediately prior to the Merger and all rights in respect thereof, shall, by virtue of the Merger and without any action on the part of any holder thereof, cease to exist and be cancelled.

3.2 At the Effective Time, each membership interest in Parent outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, constitute all of the outstanding membership interest in Surviving Company.

ARTICLE 4

APPROVAL OF PLAN OF MERGER

4.1 Approval by Members.

a.	Pursuant to Section 14-11-903 of the Georgia Act, the sole member of Parent has approved the merger by written consent.

b.	Pursuant to Section 14-11-903 of the Georgia Act, the sole member of Subsidiary has approved the merger by written consent.

c.	Pursuant to Section 14-11-904(4) of the Georgia Act, the executed plan of merger is on file at (the principal place of business of the Parent).

d.	Pursuant to Section 14-11-904(5) of the Georgia Act, a copy of the plan of merger will be furnished by the Parent, on request and without cost, to any member of any constituent entity.

3

IN WITNESS WHEREOF, FIS Output Solutions, LLC has caused these Articles of Merger to be executed on July 30, 2007.

FIS Output Solutions, LLC

By:	/s/ Ronald D. Cook
Name:	Ronald D. Cook
Title:	SVP & Gen, Counsel

00572390

2008 NOV 18 AM 10:11 SECRETARY OF STATE CORPORATIONS DIVISION

4

Control No. 0143464

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

AMENDMENT

NAME CHANGE

I, Karen C Handel, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

INTERCEPT SERVICES, LLC

a Domestic Limited Liability Company

has filed articles/certificate of amendment in the Office of the Secretary of State on 08/28/2007 changing its name to

FIS OUTPUT SOLUTIONS, LLC

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/ certificate of amendment.

WITNESS my hand and official seal in the City of Atlanta

and the State of Georgia on August 28, 2007

STATE OF GEORGIA [SEAL]	/s/ Karen C Handel Karen C Handel Secretary of State

Control No: 0143464 Date Filed: 08/28/2007 11:00 AM Karen C Handel Secretary of State

ARTICLES OF AMENDMENT OF

THE ARTICLES OF ORGANIZATION OF

INTERCEPT SERVICES, LLC

A. The name of the limited liability company is InterCept Services, LLC (the “Company”).

B. The Articles of Organization of the Company were filed with the Georgia Secretary of State on "September. 27, 2001.

C. Pursuant to Section 14-2-1102 of the Georgia Limited Liability Company Act, Article I of the Articles of Organization is amended in its entirety to read as follows:

“ARTICLE I-NAME

The name of the Company is FIS OUTPUT SOLUTIONS, LLC.”

D. There are no other amendments to the Articles of Organization, except as stated above.

IN WITNESS WHEREOF, InterCept Services, LLC has caused these Articles of Amendment of the Articles of Organization to be signed in its name by its Authorized Representative effective as of the date of this filing.

InterCept Services, LLC
SECRETARY OF STATE 2001 AUG 29 A 11:02 CORPORATIONS DIVISION	By:	/s/ Ronald D. Cook
	Name:	Ronald D. Cook
	Title:	SVP & General Counsel

State of Georgia Expedite Name Change 1 Page(s) T0724024008	SECRETARY OF STATE 2001 AUG 28 A 11:07 CORPORATIONS DIVISION

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER	:	0143464
	EFFECTIVE DATE	:	09/27/2001
	JURISDICTION	:	GEORGIA
	REFERENCE	:	0045
	PRINT DATE	:	09/27/2001
	FORM NUMBER	:	356

ANN B. VANDIVER

NELSON MULLINS RILEY & SCARBOROUGH

999 PEACHTREE ST., STE. 1400

ATLANTA, GA 30309

CERTIFICATE OF ORGANIZATION

I, Cathy Cox, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that

INTERCEPT SERVICES, LLC

A GEORGIA LIMITED LIABILITY COMPANY

has been duly organized under the laws of the State of Georgia on the effective date stated above by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

STATE OF GEORGIA [SEAL]	/s/ Cathy Cox Cathy Cox Secretary of State

ARTICLES OF ORGANIZATION

OF

INTERCEPT SERVICES, LLC

The undersigned, acting as the organizer of a limited liability company under the Georgia Limited Liability Company Act, certifies as follows:

ARTICLE I

The name of the limited liability company is Intercept Services, LLC.

ARTICLE II

Management of the limited liability company is vested in one or more managers, whose names and addresses are as follows:

Name	Address

The Intercept Group, Inc.	c/o Mr. John W. Collins, Chief Executive Officer 3150 Holcomb Bridge Road, Suite 200 Norcross, Georgia 30071

ARTICLE III

The address of the registered office of the limited liability company in the State of Georgia is 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071. The name of the limited liability company's registered agent at such address is Mr. John W. Collins.

ARTICLE IV

The nature of the business or purposes to be conducted or promoted is to engage in any lawful business or activity for which limited liability companies may be organized under the Georgia Limited Liability Company Act.

THE INTERCEPT GROUP, INC.

By:	/s/ Scott R. Meyerhoff
Scott R. Meyerhoff, Chief Financial Officer

CATHY COX Secretary of State

OFFICE OF SECRETARY OF STATE

CORPORATIONS DIVISION

315 West Tower, #2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334-1530

(404) 656-2817

Registered agent, officer, entity status information via the Internet

http://www.sos.state.ga.us/corporations

TRANSMITTAL INFORMATION

GEORGIA LIMITED LIABILITY COMPANY

WARREN RARY Director QUINTILIS B. ROBINSON Deputy Director

DO NOT WRITE IN SHAPED AREA - SOS USE ONLY

DOCKET #	PENDING # P411487	CONTROL # 143464

DOCKET CODE	DATE FILED	AMOUNT RECEIVED	CHECK/ RECEIPT #

TYPE CODE	EXAMINER	JURISDICTION (COUNTY) CODE

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1.	012530305
LLC Name Reservation Number
Intercept Service, LLC
LLC Name

2.	Jonathan Coe, Esq.			770-840-2542
	Applicant/Attorney			Telephone Number
3150 Holcomb Bridge Road, Ste. 200
Address
	Norcross	GA	30071
	City	State	Zip Code

3.	3150 Holcomb Bridge Road, Ste. 200
	Principal Office Mailing Address
	Norcross	GA	30071
	City	State	Zip Code

4.	John W. Collins
	Name of Registered Agent in Georgia
	3150 Holcomb Bridge Road, Ste. 200
	Registered Office Street Address in Georgia
	Norcross		GA	30071
	City	County	State	Zip Code

5.	Name and Address of each organizer (Attach additional sheets if necessary)
The Intercept Group, Inc. 3150 Holcomb Brdg. Rd, Ste. 200, Norcross GA 30071
	Organizer	Address	City	State	Zip Code
	Organizer	Address	City	State	Zip Code

6.

Mail or deliver to the Secretary of State, at the above address, the following:

1)    This transmittal form

2)    Original and one copy of the Articles of Organization

3)    Filing fee of $75.00 payable to Secretary of State. Filing fees are NON-refundable.

Sept. 28, 2001
Authorized Signature	Date
Member, Manager, Organizer or Attorney-in-fact (Circle one)